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                                                                   EXHIBIT 11.1


                               ALTERA CORPORATION

                                 _____________


                     COMPUTATION OF EARNINGS PER SHARE (1)


                                                                             Years Ended December 31
                                                          -----------------------------------------------------------------
                                                          1990          1991          1992           1993            1994
                                                          ----          ----          ----           ----            ----
                                                                                (in thousands)
Net Income                                               $13,385       $17,807       $11,539        $21,195         $14,608
                                                         -------       -------       -------        -------         -------

Weighted average shares outstanding:
      Common                                              19,239        19,621        20,069         20,242          20,813
Stock options, under the treasury stock
   method, which are considered to be
   outstanding for all periods, when
   dilutive, pursuant to SAB 64                              753           946           574            754             810
                                                         -------       -------       -------        -------         -------

Total common and common equivalent
   shares outstanding                                     19,992        20,567        20,643         20,996          21,623
                                                         -------       -------       -------        -------         -------

Net income per share                                     $  0.67       $  0.87       $  0.56        $  1.01         $  0.68
                                                         -------       -------       -------        -------         -------

____________

(1) This exhibit should be read in conjunction with Notes 2 and 8 of Notes to Financial Statements.


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